Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Riverview Financial Corporation

We hereby consent to the incorporation by reference in the previously filed Registration Statements (Form S-8 File No. 333-210378, 333-207953 and 333-203544 and Form S-3D No. 333-211731) pertaining to Riverview Financial Corporation of our report dated March 30, 2016 on the consolidated financial statements of Riverview Financial Corporation for the year ended December 31, 2015 included in this Form S-4 of Riverview Financial Corporation.

/s/ Smith Elliott Kearns & Company, LLC
SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania

July 28, 2017